UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Kellanova

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This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Kellanova (the “Company”) with a definitive proxy statement related to a proposed transaction with Mars, Incorporated (“Parent”), in which Merger Sub 10VB8, LLC, a Delaware limited liability company (“Merger Sub”) will merge with and into the Company, with the Company continuing as the surviving corporation, such that following the merger, the Company will be a wholly-owned direct or indirect subsidiary of Acquiror 10VB8, LLC, a Delaware limited liability company (“Acquiror”) (collectively, the “Transaction”), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of August 13, 2024 (the “Merger Agreement”), by and among the Company, Merger Sub, Acquiror and, solely for the limited purposes specified in the Merger Agreement, Parent.

This Schedule 14A filing consists of the transcript of a fireside chat with Andrew Clarke and Steve Cahillane, that was made available for replay to all employees of the Company on September 9, 2024.

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Fireside Chat with Andrew Clarke and Steve Cahillane

Steve Cahillane (00:00): All right. Good morning everybody. Good afternoon, good evening. Depending on where you are in the world. Welcome to another exciting town hall. It’s been a busy couple of weeks for sure. I want to acknowledge it’s been an exciting couple of weeks, but it’s been a roller coaster of a couple of weeks. Obviously you don’t make announcements every day like we made two weeks ago, but it’s been an exciting journey for me as I’ve gone through all of this with you. And we’re here to introduce you to another really important person who is kind of the dog that caught the bus. So Andrew, we’ll look forward to hearing from you. But this is Andrew Clarke. He runs snacking for Mars. The Kellanova business will fold into Mars snacking to create an absolute world-class, world beating best in the world, snacking business. And so I think it’s a great place for our brands. I think it’s a great place for our people. It’s undoubtedly going to be an energizing next few months as we go through all the integration. I know Andrew and I have just really gotten to know each other, but anybody who shows up in M&M sneakers is okay by me. So Andrew, welcome. It’s great to have you here. And I’m going to turn it over to you, Andrew Clarke. Great.

Andrew Clarke (01:23): Yeah, a big decision this morning whether so for the M&M sneakers or the Pringles Crocs, I thought I stick on brand for now at least. But anyway, thank you Steve. Thank you for the kind words and firstly, very, very happy to be here. Very energized by this moment in time as well. A big moment for our business, which I’ll talk about in due course, and of course for snacking in total. And I wanted to start by saying a huge congratulations to all of you, Steve, leadership team and the whole of the Kellanova business. We’ve long admired the business personally I have. So I’ve been with Mars now for 24 years. I’ll talk a little bit about myself in a moment or two, but actually I’m really passionate about iconic brands and funnily enough, one of my first ever memories of brands was entering a Tony the Tiger competition back in the seventies showing how old I am for designing a football kit or a soccer kit I should say as I sit here for Tony the tiger.

(02:22):

Needless to say, I didn’t win, but I think some of the iconic brands that you have are really quite amazing, and we’ve long admired what you’ve done as a business, the way you do business, the culture that you’ve created. I mean, this is a real storied history of course, to Kellogg’s and Kellanova in 1906 history. We were born in 1911, so quite similar, although Wrigley goes back even further to the late 1890s here in Chicago. So some real similarities in our histories are iconic brands. We’re a business that really prides ourself on manufacturing actually, and really creating fabulous, iconic products that our consumers around the world enjoy every day. And I know we share that. I asked you even last week, what do you think really is the DNA of Kellanova and supply chain was pretty high up in the list as well. And I’ll come on to talk a little bit about why this makes sense from our point of view.

(03:19):

So super, super energized to be here personally. This is a real sort of moment in my career and a real career high, but I do want to acknowledge as well, there’s a whole range of emotions I’m sure on the Kellanova side as there is indeed on the Mar side from excitement and possibilities for the future, but also a degree of ambiguity and change. I know there’s a lot of questions I’ll attempt to answer as many of those as I possibly can. Don’t have all the answers today, but what I can commit to doing is being very open as we move forward and building this amazing business together. So that’s a little introduction. So I’ll say a few words about myself, talk a little bit about Mars snacking and the vision that we have. Talk a bit about why the Kellanova exciting future together looks so bright, why it makes sense, and hopefully then move into some questions with Kris and the rest of you as we go through the next few minutes.

(04:10):

So a little bit about myself. So I’m married to Rachel. We have three children. We are living here in Chicago, been here for six years. We have twin boys coming up 10 and our daughter’s coming up six. So we are big into sports, which is fabulous in Chicago. I’m learning a lot about American sports. My big sport I have to say is actually crickets, which I won’t mean much to most of the audience here, I’m sure maybe a few. I did graciously retire from playing when I lived in Brazil and realized there actually wasn’t much cricket in Brazil. So that was the end of my cricketing playing career. But I still follow a lot of cricket. I love football or soccer. So my team is Liverpool, so I’m up early on a Saturday morning when they’re playing in Chicago time. My boys actually have just signed up for Chicago Fire, so they’re now into the Chicago Fire Youth setup, playing a bit of soccer first match at the weekend, which will be fun.

(05:05):

And as you probably notice, I’m quite tall, so I was always terrible at basketball because basketball is very small in the UK, which is where I’m from. But on the basis that our boys and our daughter are going to be pretty tall as well, whilst we’re here, we thought we’d get ‘em into basketball. So actually quite enjoying basketball. It’s quite funny being on the sidelines of many of you doing this as well, watching your children play sports. And when I’m on the sidelines watching soccer, of course growing up with soccer, it’s actually quite an interesting conversation with lots of the American parents who may be less familiar with soccer. When I’m watching basketball, I’ve got absolutely no clue. So it’s quite an education. But so that’s the family. We’ve been here in Chicago for six years, living in Lincoln Park, Old Town, and our HQ, as I’m sure you’re aware, is on Goose Island.

(05:51):

So just a couple of miles down the road. I’ve been with Mars for 24. I’ve lived across the world in different regions and geographies interestingly, and somewhere Kellanova is very strong. So I lived in Dublin for a number of years and run our Irish business. I lived in Brazil but looked after Latin America, spent a lot of time in Creto, actually probably too much time in Coretta over the years and obviously now here in Chicago, which has been a fabulous experience. My background is really sales and marketing and then into general management and then regional roles. And now I have the pleasure of leading snacking as we are now looking forward to the future together a $20 billion business, 30,000 what we call associates, our employees, 50 factories around the world, five brands above a billion dollars. Many of those you’ll know. So M&Ms, of course, Snickers, Orbit, extra Twix and Dove.

(06:50):

We’ve got five others that are, we’re really pushing towards a billion dollars as well. So Skittles and Kind are close to a billion. And then we’ve got three acquired brands, Hotel Chola, which we are going to launch in Chicago actually this side of holiday season, which we’re very excited about. A UK premium chocolate omnichannel play, and then Kind and Nature’s Bakery. We have big aspirations to get them to a billion as well. So that’ll make a nice portfolio of about 10 of our existing brands. And then of course, looking forward to the future together we have two of your brands at already above a billion dollars and three more pretty close. So in the not too distant future, hopefully 15 brands above a billion dollars, which is super exciting. So that’s a little bit about the scope of Mars snacking as we are now. We’re pretty much present in every country like you are.

(07:46):

And what’s our purpose? Well, we talk a lot in Mars about both purpose and performance. And purpose really is not possible if you don’t have strong performance of course. And performance without purpose is a little bit meaningless as we say. So really getting the purpose of what we are as Mars Incorporated is clearly how we do business every day is key for Mars Incorporated. So really making the world a better place. So that how is very at very much at the center of Mars within snacking. We talk about inspiring moments of everyday happiness. So that’s our purpose to really bringing our amazing iconic brands to the fore around the world, thinking about how we can revitalize the planet at the same time. I’ll talk a bit more about that in a moment or two. And also nurturing the wellbeing of consumers. So that’s really the purpose at the heart of where our brands fit.

(08:39):

And why I’m excited about this play is we’ve been looking a lot about the snacking landscape, so you’ll know this very well I’m sure, but snacking, I’m sure you agree with this, Steve. Bang on trends as an overall industry or business or sector, it’s about 960 billion globally that’s growing at four 5% cga. And we see despite some of the headwinds that we all face, plenty more growth in snacking in total terms. When we look to our portfolio and know Paul shared some of this as well, the industrial logic of the deal, our portfolio is very much a confectionary heavy portfolio. So chocolates, chewing gum, ice cream, some of the brands I mentioned that we’ve acquired more recently making that 20 billion, but effectively we’re only playing in as we are today, about 33% of the subcategories of that 960 billion. So that’s one angle. And of course Kellanova, you have very complimentary categories and brands where we don’t play.

(09:45):

So I think salty think obviously cereals outside of the US think noodles that really compliments our portfolio and that would enable us to play together the best of both of us together in about 64, 60 5% of the broader landscape. So that’s the one element of the, call it the industrial logic. The second which is super exciting, is geographic. And again, we’ve got very complimentary geographic footprints. So we are strong in a number of geographies and you are strong in geographies where we are less strong. I know Paul and you had this conversation, you shared it a lot with the media as well. So actually we are very strong in China. That’s one of the reasons why we acquired Wrigley back in 2008. Actually the Wrigley acquisition gave us a number of things as Mars. It enabled us to focus by what we call segments rather than by geography.

(10:34):

It sharpened our performance management frankly because we had a lot of debt to pay down, but predominantly it gave us real access to China and we got a brilliant business over 2.5 billion in China now. And that’s a really interesting play for the future. We’re less strong in Africa frankly, and we’re less strong in Latin America. So we’ve got two complimentary geographies, which we’re super excited about. So there’s a complimentary nature to the categories. There’s a complimentary nature to the geographies, of course the iconic brands I’ve mentioned. And then we get into the other areas which I think are really, really exciting and where I’m particularly interested to explore and understand more so people and culture, I think there’s a lot of similarities in our history. How do we really find those areas where we can be a much more, much stronger leadership business in the snacking space in the future?

(11:25):

And I’m very curious to understand where they are, hence some of the questions we started to talk about Steve, very, very inspired by the brands. I said the level of innovation you have I think is very inspiring as well, which I think we can learn a lot from the strong manufacturing heritage, the people centricity, where we’re strong as well. So lots I think to explore, to put the two businesses together and make a better business. So the ambition I think, which we are starting to talk about more internally than which is super exciting, is how can we lead responsible snacking for the world? So let me unpack that a little bit. So the leadership piece, you just touched on this, we’ll go from a 20 billion business to a 32, 30 3 billion business. Paul joked a little bit about this I think. So I always had that ambition of getting snack into 30, but of course when we close the deal pending regulator approval of course will be above 30.

(12:19):

So I need to revise the target already, which is fabulous problem to have. So we’ve got the iconic brands that can connect with so many consumers around the world and provide a real leadership role, but also where can we really lead the industry from a science, from a tech, a digital quality perspective. And that’s what scale gives us the ability to lead. So leading responsible snacking is really interesting. So responsibility is one of our principles and this is about taking responsibility ourselves is what we call associates. So how can we make a difference ourselves? Whether that’s through the leading generative AI for example, what can we do there? How can we lead our associate concepts and help to develop ourselves, but also responsibility means to us, how can we help to inspire responsibilities in others? So the extended value chain, if you like, how do we partner with some of our real long-term partners to try and crack some of the world’s most difficult challenges?

(13:20):

And in this space, I think this sort of nutritional play is really quite interesting. Obviously we’ve got a portfolio that has a spectrum of nutrition. How over time can we improve that and bring a better nutritional profile to our consumers around the world? So leading, responsible, snacking. And then for the world we deliberately, again, this is more our ambition internally rather than leading in the world for the world piece is our responsibility back to the world. And that manifests itself of course in a lot of the things that you are also working on, hence the great fit. So whether that’s carbon net zero and our ambition to get there by 2050, we’re making really great strides on that already in our segment versus our 2017 baseline, we’re already at minus 28%. So we’ve managed to detach our growth from carbon emissions through some very extensive investments, particularly in cocoa and supporting stopping deforestation and really working on the origins of our raw materials.

(14:18):

That’s really quite interesting and exciting. Obviously packaging, congratulations on the progress you’re making with packaging designed for circularity, how we lead the world there and for the world, what can we do for thriving income all the way through the value chain. So leading, responsible, snacking for the world, sort of our internal rallying cry if you like, and a little bit of where we can go together, which is very exciting. So with that brief intro, again, I’m super excited about being here today. Meeting all of you. We’re at a very early stage of the conversation, Steve and team, I’m looking forward to getting around a few of the regions in the next few months and meeting many of you understanding much more about the business and the possibilities together. So looking forward to taking a few questions. Thank you.

Kris Bahner (15:11): Thank you Noah, and thank you Andrew. We have to get our little setup going here. Terrific introduction. And we have a couple other questions here and many coming in from around the world, so we’ll get to that. And we’ll also invite questions here in our Chicago well street office. So be thinking about those and we’ll send a mic around. Andrew, why don’t we start a little bit more on culture. You touched on that when Paul was here, we asked him this question, I’d like to ask it to you as well. What’s it like to work at Mars? You’ve been there 24 years. Can you describe it and bring it to life a little bit for us?

Andrew Clarke (15:47): Yeah, great question. I asked this question a lot when we’re interviewing to bring brilliant talent into the business and why have I stayed for 24 years and what is it about Mars? Lemme give you a little story maybe to start with on the history, very different businesses, but some similarities. So Mars is, as you know, still privately held, the number of shareholders we could probably circle with Steve and I at the front here. So it is a very different setup. Of course we’re now into generation four and five, but there’s a real history of course of how the businesses was built. So back in the early 1930s, Forest Forest senior fell out with his dad, who was Frank Mars. He jumped on a boat with the recipe for what’s the Mars bar outside of the US and the Milky Way bar here in the us, a few dollars in his pocket and took a slow boat and ended up of all places in Lau in the UK where I started my Mars career.

(16:51):

And that started effectively the business that we now know as Mars Incorporated. And he started that with, as I say, the background in chocolate, the recipe and a bit of money. But it started from a very entrepreneurial backgrounds. And right at the start he established the associate concepts. So all of our employees are called associates and really investing in associates being part of the success of the future. And that sort of built the business. So why do I tell you that story? A because of the sort of family and the entrepreneurial backgrounds, but also that led into really what we call the five principles, the principles of how we do business. And Forrest Senior in 1948, fast forwarding a few years, a couple of decades through the war of course he wrote a letter to all the associates at the time, it’s quite a famous letter around the mutuality of benefits.

(17:46):

And in that letter he laid out that his philosophy for business is how to create benefits for all stakeholders in the value chain, whether that’s what we call associates, whether that’s consumers, whether that’s through our brands, customers, governments, and really how to lay out the future of how he saw business. And at the time that was pretty cutting edge. I would argue that’s actually still quite cutting edge today. Sort of mutuality of economics and benefits, how everyone benefits the business. And again, I see that story because the history of Mars, the principles, the entrepreneurial nature still plays through very strongly as does the associate concept. So one of the key reasons I’ve stayed frankly is the people centricity of the business, the way we develop people, the way we treat people, and how important people are in the business. And the final thing I think about the business is it is a true meritocracy. The culture is strong, but there’s so many opportunities in a truly global business as there are in kva. I’ve no doubt. And I think putting the two businesses together creates even more opportunities in the future. So I think a combination of that sort of privately held entrepreneurial family associate people focused element is the uniqueness in many ways.

Kris Bahner (19:04): That’s great. And I’m sure many of us will recognize threads in your description to the culture of Kellanova as well. One of the things that many of us have read about is the Mars Compass. Could you shed some light on what the compass is?

Andrew Clarke (19:18): Yeah, I’ll be careful. I don’t mean this too long an answer actually, but bringing this sort of historical story a bit more up to date, one of the challenges of course to be privately held is the generations change

(19:32):

Is that the stakeholders and shareholders have different interests and how do we unite our shareholders in the same way? And you have very different challenges with Kellanova of course with your broader shareholder base. So we set about getting the purpose of the corporation, right? The world we want tomorrow starts with how we do business today. That’s sort of how that purpose and that was supported with the compass. As you mentioned, this is available on mars.com by the way. So it’s publicly available information. Happy to give you a bit more of a peek behind the curtain. And we established this in around about 20 18, 20 19. And any compass has four dimensions if you like, unlike a compass to show direction. The idea of the Mars compass is there’s competing tensions between the quadrants. So if I walk you around the four quadrants, that gives you a sort of sense of how the shareholders set their objectives for the management team, which I’m part of in order to deliver holistic value all around the compass, ideally to keep all the shareholders interested.

(20:39):

So that’s the simple story. So what we call the top of the compass is I guess more of the financial metrics. So the top quadrant is strong financial performance and that’s our total shareholder return metric. Obviously as I mentioned a minute ago, like anything else, purpose and doing purpose is great, but you’ve got to have strong performance. I think Kellanova is a performance led business. You can see what you’ve delivered in the last number of years, particularly the last year, and the results you’ve delivered have been fabulous. We pride ourselves on very strong results competitively as well. So strong financial performance gives us the freedom then to invest top left, top right is what we call quality growth. And the metric there is our exposure to what we call tailwinds. Now tailwinds are either geographies or categories or channels or actually in our case moments.

(21:31):

And again, one of the key reasons for this very exciting partnership and deal going forward is frankly is the quality growth potential. As I’ve already mentioned geographically where Kellanova is strong, we’re less strong and we know where the growth’s going to come from in the future as the population growth continues. So we needed to find some solutions to the geographical element but also the categories. So we are in very exciting categories of chocolate and gum. Predominantly they’re slightly lower growth than some of the categories that Kellanova is in. So how do we get that blended growth to work for us? So that’s the sort of top of the compass, the financial performance and the growth element. And if we get that right, that helps to spin the full compass. So the bottom of the compass, bottom right is positive societal impact and the key metrics in there are greenhouse gas net zero designed for circularity.

(22:23):

And then we’re working on our thriving living income metrics for our broader supply chain. And then bottom left by the way, super proud of the progress there and more we can do, as I said, back to responsible snacking. And then bottom left is trusted partner. So what is the perception of us as a business from our associates crucially, but also externally as we measure trust? So that’s the compass. I think Paul might have mentioned this just for reference as well, my long-term incentive and a lot of the senior leaders is split around the compass as well. So we are incentivized not just to deliver results at the top of the compass, but importantly how we invest for the long run. And maybe a good story just to finish the great question on that is through covid we can, despite on my side of the business and our side of the business, have very heavy decline because of the gum consumptions.

(23:15):

Imagine everyone stopped traveling of course, and therefore the gum consumption went down very significantly. I’m delighted to say it’s come back more than where it was before since. But we had a very tough year to navigate and I think that showed the best of Mars in many ways. It showed our diversified broader portfolio. So whilst we were having a more challenging time, and many of you in the audience here, she had similar experiences, our pets care segment absolutely rocketed more and more people own pets and actually that’s benefited since Covid as well. So balance out the Mars portfolio, but it also enabled us to continue to invest for the future. So it would’ve been very easy I think to have cut our investments in positive societal impact. For example, what we were trying to do in the origins with cocoa and actually we continue to invest. So I think it’s a good example of playing the long run as a privately held business.

Kris Bahner (24:11): I love that. Thank you for that depth of information. I’m sure that will be helpful to people. Speaking of the long run for the business, can you talk a little bit about being privately held and thinking in generations? How does that influence your managerial decisions and again, the day-to-day life that associates experience?

Andrew Clarke (24:31): Yeah, I think actually my last example is partially

(24:35):

Gives a good example to that and I was already said we need to get that balance right between performance and purpose without repeating what I just said a minute. The two have to go hand in hand. If we just go purpose, it doesn’t work. If we just go performance, it doesn’t work. So that’s essentially the sort yin and the yang that makes the compass spin if we get that right. I think the long term nature then plays out in multiple areas. I think the long-term commitment to science and tech is a brilliant example. So we were the first business to decode the cacao genome

(25:11):

And then we made that publicly available for everybody in the world because some of the disease of cocoa of course threatens the whole industry. So that’s a good example of doing science for the long run. We still have a tech committee. I know there’s actually a few Mars associates that I know very well that have moved across the Komo, so I know these stories very well and some in R and D and around the world. So we have a tech committee that actually John Mars who is in his late eighties now still attends every quarter because he believes so much in science and tech for the long run, even though he is no longer on the board major shareholder, he wants to be there I think as an artifact to show how important him not being an artifact but being there being an artifact how important science and tech is.

(25:57):

We have the world’s largest collection keeping on the cacao theme of cocoa plants, trees in our UC Davis facility where we have a partnership and we do lots of our science-based long-term thinking there. And actually one of the reasons we were able to convince Angus who was the CEO of Hotel Shockla, which I mentioned earlier we’re very keen to acquire them, was taking him to see our long-term science program, showing him how we have the ability end to end from tree to bar to produce amazing chocolates. And he’s somebody that’s been in chocolate or cacao for 30 years. So kindred spirits in what we could bring, which enabled a brilliant acquisition to play out versus maybe some of our competitors that didn’t have that. So that’s the sort of science piece. I think I could go through whole value chain here, but I mentioned briefly our manufacturing heritage, which I think is shared actually a lot of the Mars family believe most in our factories.

(27:01):

So a real focus on our factories, investing in our factories, digitizing our factories, making sure the quality is at the highest possible standards. And some of our scientific data affairs teams with our quality teams have really been sharing the best practice in, for example, dairy and how we help the whole industry to raise up. So again, long-term thinking, their long-term investments in our facilities. And then finally, I could use many examples, our brands. I mean at the end of the day I think business is relatively simple at the end of the day it is about brands that really connect with consumers, iconic brands that they love, just like your brands, which are phenomenal. Again, small foot in it here where we started to research more of the Kellanova brands leading up to the deal. I was very pleasantly surprised about the skew towards the younger generations actually better than our core brands in many ways. So congratulations on everything you’ve done to keep those brands that have been around for decades, so relevant for younger generations, but how those brands really work and resonate and business is simple, iconic brands with great people continue to reinvent the future. So a few examples there. I would say

Kris Bahner (28:11): Those will be music to the ears of our R&D folks and our supply chain folks and our marketers.

Andrew Clarke (28:16): And I would say genuinely we don’t have all the answers either. I still think there’s a lot more we can do from an R and D point of view. The world’s changing so fast, we’re investing heavily in digital. I think we are starting to move towards the front of the pack in digital, but there’s so much more we can do there generative AI wise through our brands, but all the way through the value chain. So I genuinely mean this. You’ll have lots of expertise, we don’t have them and us, I don’t want to talk about that. But I think as we get more towards one business and one partnership, I’m really curious to see how we can boost what we’ve got and create an even better business genuinely.

Kris Bahner (28:53): Well that anticipates some of the questions we’ve had about digital, so that was great. But I’m going to go back to R and D for a moment. How does Mars approach our r and d and innovation? Can you bring that to life a little bit?

Andrew Clarke (29:03): Yes. Yeah, absolutely. I touched on a few areas actually with Cacao. So we got a various dimensions to r and d of course and to innovation. We’ve got our long-term science approach, which I gave a couple of examples to how we continue to invest in that even when things get difficult is really important. So that consistency in investment on the platforms if you want to call it that we see for the future done some comprehensive work which I look forward to sharing with Steve and the team. I think we can share all this stuff now. We just be careful with the clean rooms and regulators and everything else. Just look at the lawyers first, we’ll make sure we do this in a very appropriate way. But we’ve done some really exciting work, the most comprehensive demand spaces work that we’ve ever done, at least with hundreds of thousands of consumers around the world, across 10 different geographies to really understands how consumers are consuming the whole landscape of snacking.

(30:04):

Not just our portfolio but the broader portfolio, which different occasions, where do our brands play, where are they anchored, where can they stretch, what moments are we trying to activate? And we turn that into a category vision for our customers, no surprise, so that we can lead the category. We of course do that at the moment predominantly in confectionary and now we’ve got an opportunity over time to do it for the whole of snacking, which is super exciting. We’ve got complimentary demand spaces, which we’ve researched a lot. So for example, we have literally nothing in breakfast and that breakfast snacking occasion becomes super exciting. We’ve got nothing in savory, so that becomes very exciting as well. And with those demand spaces, of course we are existing brands. And then back to the innovation RD question, the interesting opportunities, where do we innovate with those brands?

(30:55):

Ideally we innovate beyond just the incremental and we’ve made a change there. So we are really innovating on platforms that can grow the franchises, grow the brands over time, and again, admire many of the things that you’ve already done here. So I’m sure we can learn a lot. How do we then make sure we put the investments in our factories to give us the flexibility to do that? And then back to the demand spaces, where are there white spaces where we don’t have the right propositions and we’ve gone on applied some businesses, hence Hotel Shockla or True Fruit. So that’s part of the equation. And then of course the other part of the equation is how do we put the investments behind what we prioritize? I know you’re doing a lot of that, for example, expanding for Ingle. So successfully and cheese, its more recently again, we have the ability as a global business to take iconic brands that we’ve either had for decades or we’ve acquired more recently and to scale them very quickly. So we took kinds which of course you’d be very familiar with in North America approaching a billion dollars now from effectively US and Canada to 32 markets within a year. And that’s the advantage we have of our scale. So I think a combination of r and d, long-term science combined with our supply chain investments combined with our route to market, we got a real opportunity to take those iconic brands to consumers around the world.

Kris Bahner (32:16): Love that. Speaking of breakfast, which you mentioned there’s quite a bit of interest in the chat about what will happen to the international cereal business. So you could speak to that and then also frozen and where you see our frozen business fitting in given your snacks vision.

Andrew Clarke (32:33): Yeah, absolutely. I mean to be absolutely clear, we see both of ‘em as having a very exciting future part of Mars stacking. Obviously given the splits from October last year, cereals is not part of North America, but it is very much part of the rest of the world and will continue to be key for us. We have no expertise in cereals whatsoever, so that’s been an area to learn the same as some of the frozen, we’ve got some expertise in frozen with our ice cream business, but not of course in breakfast. So I’m looking forward to learning more about both businesses, respecting the capabilities that Kellanova has, working out how we can boost those and where we can accelerate them with some of the capabilities that exist across both businesses. So I think the future’s bright for both, but it’s an early stage to understand exactly what that looks like and how we’re going to organize to make sure it’s a real success. But I’m excited about both. The breakfast opportunity is definitely significant and one which we only really tinker with a little bit with kind at the moment. Very, very small amount. So there’s lots to go out there.

Kris Bahner (33:38): A new occasion.

Andrew Clarke (33:39): Yeah, a new occasion, absolutely.

Kris Bahner (33:40): At Kellanova we describe our organization structure, our operating model as BU led and function enabled. So we utilize a BU structure to organize our team. Does the Mars organization utilize a similar structure or instead functional? How would you describe that? Yeah, great operating model.

Andrew Clarke (34:00): Great question. Let me try and do this as simply as possible. So let’s start with Mars Incorporated. So we have effectively three what we call segments. We have a pet care segment, which I worked in for over a decade and that’s headquartered in Brussels and is over $30 billion now. It’s a very large segment and we’ve gone from effectively pet foods to premium pet food through Royal Canin to pet health, to pet nutrition into veterinary health. We got around about, I think a hundred thousand of our associates now are veterinarians. So we’ve really shifted our pet care ecosystem with the pet and the pet owner at the center, science at the center, understanding the pet’s needs and the pet’s owner’s needs and their pain points. And then building a broad ecosystem, which actually is not talked about too much externally, but it’s been super exciting to see that journey over the last decade or so.

(35:03):

And that’s where up until more recently, most of our acquisition dollars have gone on pet care. We then got Mars snacking, which is 20 billion versus pet at 30, but of course fingers crossed the deal will go through. This becomes a 33 billion business roughly the same size as pet care. So we’ve got two businesses, similar sort of size, and then we’ve got a smaller food and nutrition segment. So it’s Ben’s originals, do pasta sauce in the uk, master foods in Australia, those sorts of brands. We’ve acquired some other brands more recently, Kevin’s for example in the us. So we run three what we call segments as Mars Incorporated. We have then a leadership team, which I’m part of course, and the leadership and Paul’s obviously the CEO across the three divisions. And we try and keep our, what we call our Virginia McLean corporate hq, incredibly lean a few hundred people.

(36:04):

Most of the associates then are in the businesses in what we call the segments. So currently 30 plus thousand in mar snacking for example. So the first part of the operating model is how that works. And effectively then I have in a really positive way, complete autonomy for Mars snacking. And what we do across Mars Inc really is the portfolio plays m and a wise, some of the governance talent and people and cultural elements that goes across some taxation, treasury, but really that’s pretty lean. Everything else is then is in the segment. So that’s the first part of the question comes a very long answer. I’m sorry. Second part of the question is then how are we organized within snacking? Actually not too dissimilar. I think Steve and I have talked quite a bit about this. So we are getting that balance right, being a decentralized business in many ways.

(37:00):

So we’re making sure our local markets with local general managers win with consumers and customers locally and in each market. We then organize that into regions. We currently have four regions at the moment, similar to Kellanova, slightly different given our geographical spread. So we have North America, Europe, China’s big for us, a separate region. And then emerging markets together, that’s our current setup and that’s what we call the sort of Mars Wrigley core. And we have a separate division for Hotel Shockla, different route to market and a separate division for our, what I call health and wellness snacking. Maybe need to rethink the name slightly, which I think you call permissible portable port.

(37:42):

Yeah, so that’s where Kinds Nature break sits. We run those separately for now. So three divisions and then the functions similar to Kellanova run across and enable across the call it the divisions and the regions. We try and keep that as horizontal as we call horizontal as we can, as delea as we can to speed up decision making. But using my kind example where we get this right, we could then scale and use the benefit of a global organization as well. So that getting that power locally, but scale globally is always a difficult trick. I know we will face that challenge every day, but I think that’s the competitive advantage, honestly, the ability to win both ways rounds because of course if you just compete at a local market, you’re not taking advantage of the brilliance of global and if you just go global, you’re too cumbersome.

(38:35):

So I think we’ve got that about right now. Of course it’s a different ball game when we add in Kellanova and we become 32 billion. So how we keep that scale and agility and how we design the organization to keep the brilliance of the category focus, which is different to what we have and really respecting that and then boosting the capabilities that we share, whether that’s r and d or supply chain, of course the factories are going to be very different factories. That’s what we’re going to get into now. So very exciting time, but I think from what I understand and looking forward to seeking to understand more, it’s a similar construct with the difference being the Mars incorporated element.

Kris Bahner (39:14): That makes sense. So speaking of the integration process, obviously we’re in early days, but any way you can give illumination to what you see as the steps of that process as it relates to people, processes, technology, timing, anything in that nature?

Andrew Clarke (39:31): Yeah, this is where I probably can give some of an answer but not a complete answer for obvious reasons. So you have to bear with me on that. As I said at the start, what I can do is promise regular communication and as much transparency as possible. Of course we need to respect, as you said a minute ago, Steve, the lawyers, the regulators, and do this in an incredibly professional way, which we will do two very reputable businesses, we’ll make sure we do that as thoroughly as we possibly can. At the same time between announcement a couple of weeks ago and close whenever that is, depending on the regulatory approval, let’s say sometime quarter one, quarter two next year, we know there’s an awful lot we can do. So we’ll be pushing to do as much as we can together on this within all the constraints of course that we will fully respect.

(40:20):

And that includes some of the things you just talked about. So getting to better understand the technology, the ERP, the shared service, how can that work to our combined advantage best in the future? I dunno the answers to that yet seeking to understand again all of the brilliance and capabilities that Kellanova has, how can we combine those in the best possible way? And then obviously I’m sure everyone’s thinking about the people implications, we’ll work through those as quickly as we possibly can, as transparently as we can. And final piece, I think of the jigsaw, Steven and myself, Amit a little later on today we’re going to be talking about how we set up the integration management office. I’ve got one of my across today, Mike, who will be the IMO leader on the Mars site and we’re going to start talking through what that looks like and how much we can do respecting all of the challenges we’ve got. But I think if the more progress we can make, the better. Because again, I do understand this is exciting and there’s huge possibilities on one hand and it there’s change and it’s ambiguous. We don’t have all the answers on the other. So the quicker we can work our way through this, the better I would say.

Kris Bahner (41:27): Yeah, thank you. So in the spirit of talking about acquisitions and integrations and Mars have quite a bit of experience in that realm, what types of lessons have you learned from whether it’s Hotel Shock, a lot, or kind Wrigley that you might share with us?

Andrew Clarke (41:44): Oh, that’s a brilliant question. Thank you. We have probably no surprise had lots of conversations about this. The good news is we’ve got lots of things right and we’re a learning organization, so the things we’ve got wrong we’re keen to learn and make sure we don’t make the same mistakes again. And we have made a few mistakes. I think going back in time, and obviously I’ve been in the business for 24 years and 10 years in the leadership team involved in a lot of the acquisitions I talked about on the pet care side. And some more recently on the snacking side, going back to the Wrigley acquisition, I mentioned the positives of what that gave Mars. It enabled us to become what we call a segment organization rather than a geographical organization. It sharpened our performance, no question. It gave us access to China as I mentioned, and I think we didn’t fully respect enough the brilliance of what Wrigley had, and we don’t want to make that mistake again.

(42:41):

So hence this curiosity and really understanding what the Kellanova brings to the party, that’s going to be absolutely key. So that’s one good lesson. I think you mentioned a few other acquisitions which have been really interesting as well and slightly different I would say, in that they were quite a lot smaller than what’s a very scaled, amazing global business with Kellanova. So Nature’s Bakery kind true through Hotel Chocolat. That’s been a really interesting journey along with some of our veterinary acquisitions around the founder and how to get the best of the founder, but then working through that, how to keep the entrepreneurial spirit as much as possible, but blend that with the brilliance of scale. As I mentioned before. And of course in founder business, this is quite tricky because one of the reasons they like Angus Hotel Chocolat or Daniel with kind one of the reasons they end up selling the business is they find it difficult to generate enough cash and have enough capabilities to go beyond one geography.

(43:41):

Not many brilliant examples of doing that. And of course that’s what we can offer. So our pitch, and I gave you the little example with Jose Shaara of course being a salesperson at heart, our pitch is that we are a little different. We’re privately held, we can do things for the long run. We believe in nurturing brands and businesses. So we can do this in a sensible fashion. Respecting the founder. So Angus for example, has just moved his family to Chicago. Part of the deal is he’ll be with us for the next five years. After five years, we’ll see where that goes. But he has the expertise to build the next phase and hopefully we have the firepower so that it’s enabled that to become a possibility. So that’s a good example. Kind on the other hand, Daniel stepped out after a couple of years, which was part of the deal, and then we needed to build different capabilities from an entrepreneurial business at one, two, $300 million to one that’s now a billion. It needs different capabilities and that’s where we can help with slightly more sophisticated approaches than more of an entrepreneurial business, which has other benefits. So lots of lessons on that. Lessons are on the operating model now to keep separate, when to integrate, how quickly to move lessons on talent and how to nurture and protect the culture, I would say. And I think being very clear where the values created in the deal case as well. So we’re razor focused on that. That’d be a few.

Kris Bahner (45:05): That’s really helpful, thank you. Speaking of talent, how do you know if a candidate is a good fit for Mars?

Andrew Clarke (45:15): Oh no, that’s a good question. Bloody hell. Do you know what the word fit is? A tricky word. I’m sure you guys would agree with this. I think some of the mistakes that you end up running into if you’re not careful is focusing on fit. Oh, they’d be a great fit with fit for Mars. Oh, they’re really fit the culture and that. That’s great on one hand, but actually I’ve been really, really conscious and try to be as thoughtful as possible. Don’t get it right every time, but how to evolve the culture, how to take the culture to the next level because arguably one of our biggest strengths is our culture, our history, our entrepreneurial nature, our family, our private ownership. And yet that could also be one of our limitations. It can be a little bit too inwardly looking, too collaborative, a little bit change resistant, given the strength of the paternalistic nature.

(46:17):

So trying to find change agents that maybe aren’t quite the right fit and that’s not easy. So I think certainly for my leadership team, the next couple of layers down, we have over the last six years I’ve been in this job, we’ve changed a lot. We’ve keeping it simple. We’ve had about a third of the team we’ve brought in from the external world and that was a lot compared with where we were before. A third we’ve promoted, which I think is fabulous, and a third we’ve developed keeping it simple. So still two thirds within, but one third without. And I think I’m very conscious about the change management required to bring in change agents, heavy hitters experience different styles so they don’t get rejected from the Mars culture, then they can add to the future. So I deliberately pick the word fit because it sort of works for you or against you a little bit. So if you keep it simple, I look for my team, I look for what I would call enterprise players, people that can think about what’s right for the whole business and change agents because the world is so complicated, we need people that can think differently and help to move the business forward. So that would be my simple sort of

Kris Bahner (47:28): That’s great. We talk a lot about the danger of the word fit as well.

Andrew Clarke (47:32): It’s tricky. Glad

Kris Bahner (47:33): You key into that?

Andrew Clarke (47:33): What do you think, Steve?

Steve Cahillane (47:35): I think you gave a brilliant answer. I simplified even more find those change agents and don’t hire any jerks. I’m going to add that to my speech. They don’t because fit. Yeah, you don’t want to be homogenous, but you don’t want jerks, right? Because people don’t want to work for jerks, people don’t want to work with jerks.

Andrew Clarke (47:54): Yeah, I think that’s absolutely right. And maybe I’m making you think actually maybe changing the word from jerks to how to get leaders that have brilliant followership and do I look at my team and other players, could I work for that person? Does that person inspire the future? How do we get brilliant line managers? I think that’s a really good build. I totally agree.

Kris Bahner (48:19): Yeah. Good. So I’m going to come in a moment to the audience to be ready to ask a question, but this is another one that’s near and dear to our culture, which is our business employee resource groups. They’re a very important part of how we connect to each other, develop ourselves and help make business impact. How do Bergs or whatever Mars calls them run

Andrew Clarke (48:47): In your organization, have ARGs associate resource groups using the associate word again rather than employee? We have, I don’t remember the exact number, but dozens of them. I actually champion sponsor the women and allies a RG.

(49:03):

And we’ve done a lot of work to try and get more diversity into our workforce, which I’m very passionate about as well. And that’s actually working really well. So sort of grassroots frontline associates taking real accountability to try and drive some real positive change. Some of the things they’re doing are phenomenal. What we’ve tried to do then as a leadership team is equip them with a bit more coordination. So we have lots of groups in different countries and actually finding a way of through technology and through some appropriate budgets and tools, getting them to join their forces a little bit more, share best practice a bit more so they can go faster. And that one in particular is a passion point because we’ve actually now got to, our leadership population is 50 50 male female, which is great. So yes, I think it is very, very much part of the culture ARGs in multiple areas. I look forward to seeing how we can

Andrew Clarke (50:02): Combine forces and power ‘em up even more. I’m sure there’s plenty that Kellanova have that we don’t have as well.

Kris Bahner (50:07): Outstanding. Let’s go to the audience questions here. We’ve got one in the back, Sam, if you don’t mind making your way back there with the microphone. Thanks for stepping forward.

K Employee (50:17): Hey, thanks so much. Can you hear me okay?

Kris Bahner (50:18): Yes.

K Employee (50:19): Okay. Just curious, you touched on a little bit about how the Mars family is involved in the business. If you could just maybe expand a little bit more in terms of how hands-on versus hands-off they are with some of the day-to-day elements of the business, like advertising campaigns, innovations, those sorts of things. I know it’s maybe a complicated answer, but to the extent you can,

Andrew Clarke (50:36): That’d be great. The reason I’m smiling is in theory they should be hands off. But in reality it’s fair to say I get quite a few emails every week, in fact out of a text message late last night from one of the family who will remain nameless, not happy with one of the campaigns, interestingly enough. So this happens a lot. We have actually the top 140 leaders globally, coincidentally in Chicago next week, which we do once every couple of years. Complete coincidence of timing

(51:03):

Of this and I think Steve’s going to come and say a few words, which would be brilliant. So many thanks for doing that. We have this in the diary for well over a year, so you never know what’s going to happen and actually one of the family members is going to come on the first evening and give a few awards out, which is great. But to answer your question from a slightly more formal answer, there’s a couple of them that have call it executive positions in the business still.

So Valerie Mar, for example, leads our corporate development function and was heavily involved in the Kellanova deal as one example. We’ve got a couple now generation five doing internships or getting a bit more involved, but not many in business roles. However, of course the board is still made up of the family. So this is where we’re quite different to Kellanova.

(51:51):

So we have, again, this could be a very long answer, I, I’ll try and keep it short. I mentioned Forest Senior who was generation two. So generation one was Frank, who fell out with his son. If you remember in my little story, Forest generation two, he then had three children, generation three, John, Jackie, and Forrest Jr. Two of which are still alive. And then generation four there’s 10. So there’s always on the board in a current construct, six family members, two from each of those branches. So two from Jackie’s branch, two from Forest Junior’s, branch two from John’s branch. So you have six family members. They’re not all blood family members now four of the six are, so some of them are spouses.

(52:35):

And then we have five, call it non-execs. And that’s the construct of the boards of which I’m accountable to the board. Of course that’s how business works. So that’s where the great question, that’s where the family are formally involved in theory then they shouldn’t be involved in the day to day, but I take it as a positive in that they’re so passionate about the business that if they can’t find their favorite brands or they’re not happy with an advertising campaign or particularly quality is not good enough, then we know very quickly and what is brilliant is they still are very interested in traveling the world and going to our factories in our facilities and they’ll give amazing speeches to our associates. Again, I know there’s a few Kellanova employees that used to be at Mars, so they can confirm my story as being relatively accurate. But yeah, it’s an amazing business on that front and I think we probably don’t realize how lucky we are. There’s always the idiosyncrasies that go with that, but the advantage of being privately held and really being able to do things for the long run and the family do genuinely care and want to keep the business private, which is fabulous. And our responsibility then is to make sure we deliver some fabulous returns and continue to grow the business. Hence the super exciting deal, which I’m delighted to say that the family were very happy to endorse.

Kris Bahner (53:55): Outstanding. And remember, feedback is always a gift.

Andrew Clarke (53:58): Always. Exactly. Keeps us grounded, right?

Kris Bahner (54:01): Keeps us grounded

Andrew Clarke (54:02): It’s like when the M&M is not quite the right polish or it’s missing an imprint or the packaging’s not quite right.

Kris Bahner (54:08): Got to fix that.

Andrew Clarke (54:09): Yes, exactly. I do the other one. The other one where Frank will come to my desk when I’m in the corporate head office and give me various chocolate samples and ask me to tell where the origins from, which of course I can’t do. And he can, which is his usual party trick.

Kris Bahner (54:22): There you go. Parlor games. I’m going to do a couple speed round questions to close us out. What is Mars stance on remote working and hybrid work?

Andrew Clarke (54:32): Current stance is we are flexible. We require 50% of the time in the office, which is flexible. I’m a big believer in having my team round me. So co-location is important. And at the same time we’ve created through the diversity of our business, our geographical footprint, and particularly the learnings from Covid, a more flexible hybrid working setup, which is working for us.

Kris Bahner (54:57): That’s great. What’s your favorite Mars product?

Andrew Clarke (55:02): I would go for a Twix Fresh off the line. Amazing. Yeah.

Kris Bahner (55:07): How about your favorite Kellanova product?

Andrew Clarke (55:09): Oh my word. That’s a tough one. I have to say, to be fair, I mentioned the stories of growing up with the Kellanova brands, but if you look at our pantry now, I think you use, is that the right expression in American Pantry? Larger or pantry? Lots of Pringles, lots of Cheez-Its

Kris Bahner (55:27): Excellent.

Andrew Clarke (55:27): Lots of Nutrigrain. So we are heavy, heavy consumers.

Kris Bahner (55:33): Is love it. Okay, here’s a fun one. What’s your role on your cricket team

Andrew Clarke (55:38): Now? Retired.

Kris Bahner (55:39): Yes. What was it

Andrew Clarke (55:42): I used to bat, which is for anyone who understands cricket doesn’t make any sense given I’m so tall, I should have been a bowler, but which shows I was pretty average, to be honest. I love cricket. Just a fun, sociable sports that most of you have heard. The anecdote that you can play a test match for five days and at the end of five days still be a tie or a draw, which I know to Americans doesn’t make any sense whatsoever, but it’s a good excuse to hang around with your friends and have a few beers. Love it. Well,

Kris Bahner (56:08): We do have some cricket fans here, so I’m sure they’ll look forward to talking to you about that. And lots of expressions from people saying Thanks for the transparency for your time and looking forward to an exciting future ahead. And with that, I’ll turn it over to you, Steve, to close out.

Steve Cahillane (56:23): Yeah, I just want to, Andrew, thank you very much. I think you will have seen from the reaction that there is a lot of enthusiasm. There is a lot of excitement, your transparency, your enthusiasm, your leadership comes through. So I want to thank you for that. And just to close it out, in my very long career, I’ve been an acquirer and I’ve been acquired on both sides. So I do recognize the emotions that come through and the cycles and so forth. But I hope what you take away is the true enthusiasm. Mars is writing an enormous check to the Kellanova share owners because they love the business and see the potential of the business. They love what we’ve done to it. So Andrew started with the congratulations. I’ll end with the congratulations and a thank you for all that you’ve done in the next few months. Just look for those exciting moments. Stay engaged, stay involved, soak it all in. It’s a great time to be at Kellanova. So Andrew, thank you very much.

Andrew Clarke: Thank you, sir. Cheers.

Forward-Looking Statements

This communication includes statements that are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition (the “Merger”) of Kellanova (the “Company”) by Mars, Inc., stockholder and regulatory approvals, the expected timetable for completing the Merger, the excepted continued benefits to employees in light of the Merger, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s stockholders in connection with the Merger; the timing to consummate the Merger and the risk that the Merger may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the merger agreement; the risk that the conditions to closing of the Merger may not be satisfied or waived; the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the Merger; legislative, regulatory, and economic developments; risks that the proposed transaction disrupts the Company’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the diversion of management’s time on transaction-related issues; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers. The Company can give no assurance that the conditions to the Merger will be satisfied, or that it will close within the anticipated time period.

All statements, other than statements of historical fact, should be considered forward-looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause the actual results to differ materially from those expressed in the forward-looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 30, 2023 filed with the United States Securities and Exchange Commission (the “SEC”) and in any other SEC filings made by the Company. The Company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this communication, and, except as required by applicable law, the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information about the Proposed Merger and Where to Find It

A meeting of stockholders of the Company will be announced as promptly as practicable to seek Company stockholder approval in connection with the Merger. The Company intends to file a preliminary and definitive proxy statement, as well as other relevant materials, with the SEC relating to the Merger. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Merger. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company expects to file with the SEC in connection with the Merger. THE COMPANY URGES INVESTORS TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND THESE OTHER MATERIALS FILED WITH THE SEC OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the Merger or other responses in relation to the Merger should be made only on the basis of the information contained in the proxy statement. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (https://investor.Kellanova.com). In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Investor Relations at https://investor. Kellanova.com.

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This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the Merger. Information about the Company’s directors and executive officers is set forth under the captions “Proposal 1–Election of Directors,” “Corporate Governance,” “Board and Committee Membership,” “2023 Director Compensation and Benefits,” “Directors’ Compensation Table,” “Compensation and Talent Management Committee Report–Compensation Discussion and Analysis,” “Executive Compensation,” “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans,” “Potential Post-Employment Payments,” “Pay versus Performance,” “CEO Pay Ratio” and “Stock Ownership–Officer and Director Stock Ownership” sections of the definitive proxy statement for the

Company’s 2024 annual meeting of shareowners, filed with the SEC on March  4, 2024, under the caption “Executive Officers” of Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December  30, 2023, filed with the SEC on February 20, 2024, in the Company’s Current Reports on Form 8-K filed with the SEC on January  12, 2024, February  22, 2024, and May 1, 2024 and in the Company’s January 12, 2024 press release found on its Investor Relations page at https://investor.Kellanova.com, relating to the appointment of President Kellanova North America and President, Kellanova Latin America. Additional information regarding ownership of the Company’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at https://investor.Kellanova.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that the Company expects to file in connection with the Merger and other relevant materials the Company may file with the SEC.